UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 22, 2011 (April 21, 2011)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 21, 2011, First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), entered into an agreement with the lenders under its credit facility (the “Waiver”) that will permit the Company to have more than 60 days to apply the proceeds of its previously announced anticipated mortgage financing to the permanent repayment of debt. The Sixth Amended and Restated Unsecured Revolving Credit and Term Loan Agreement (the “Credit Agreement”) by and among First Industrial, L.P., the Company, the several banks and other institutions from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A. as administrative agent, requires that, in certain circumstances, the Company apply proceeds from offerings of its indebtedness to the permanent repayment of outstanding debt within 60 days of the closing of such offerings. Pursuant to the Waiver, the Lenders have allowed the Company more than 60 days to apply the proceeds of the previously announced proposed offering of approximately $178.3 million in secured mortgage financing (the “Secured Financing”) to the permanent repayment of debt.
As previously reported, on February 18, 2011, the Company entered into a loan commitment with respect to the Secured Financing, the closing of which is expected to occur in the second quarter of 2011, but remains subject to lender due diligence and other customary closing conditions. If the Secured Financing closes, proceeds therefrom are expected to be used initially to reduce the Company’s outstanding borrowings under its revolving facility under the Credit Agreement (the “Revolving Facility”) and, subsequently, to be re-borrowed under the Revolving Facility and used to retire other indebtedness maturing later in 2011 and beyond. There can be no assurance that the Secured Financing will close or, if closed, will generate the anticipated proceeds.
The description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the Waiver, a copy of which is filed as Exhibit 10.1 to this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Waiver, dated as of April 21, 2011, among First Industrial, L.P., First Industrial Realty Trust, Inc., JPMorgan Chase Bank, N.A. and the other Lenders party thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Financial Officer

Date: April 21, 2011